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                                                                  Exhibit 10-101


            AMENDMENT NO. 8 TO CREDIT FACILITY AND SECURITY AGREEMENT



                  This Amendment No. 8 (the "Amendment") dated as of December 31, 1999 to Credit Facility and Security Agreement by and between Bank One, N.A.("Lender"), Lexington Precision Corporation ("LPC") and Lexington Components, Inc ("LCI").

                  WHEREAS, Lender, LPC, and LCI are parties to a Credit Facility and Security Agreement dated as of January 31,1997, including Rider A thereto (the "Agreement").

                  WHEREAS, LPC, LCI, and Lender desire to amend the Agreement as provided herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

                  1. Capitalized terms used herein, unless otherwise defined herein, shall have the meaning ascribed thereto in the Agreement.

                  2. The definition of Cash Flow Coverage Ratio in Section 1 of Rider A to the Agreement is hereby amended in its entirety to read as follows:

                  "Cash Flow Coverage Ratio": The ratio of cash flow to debt service as of any date, calculated as net income plus depreciation and amortization for the four most recently completed fiscal quarters minus dividends paid during such periods divided by current maturities of all long-term debt, other than the twelve and three-quarter percent (12.75%) senior subordinated notes of LPC due February 1, 2000 in the original principal amount of THIRTY-ONE MILLION SEVEN HUNDRED TWENTY THOUSAND ONE HUNDRED TWENTY-FIVE AND NO/100 DOLLARS ($31,720,125.00), the fourteen percent (14%) junior subordinated notes of LPC due May 1, 2000, in the original principal amount of THREE HUNDRED FORTY-SIX THOUSAND SIX HUNDRED SIXTY-SIX DOLLARS AND SIXTY-SEVEN CENTS ($346,666.67), the fourteen percent (14%) junior subordinated convertible increasing rate notes of LPC due May 1, 2000, in the original principal amount of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00), the ten and one-half percent (10.5%) senior unsecured note of LPC due February 1, 2000, in the original principal amount of SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($7,500,000.00), the twelve percent (12%) mortgage note of LPC's wholly-owned subsidiary, Lexington Rubber Group, Inc., formerly known as Lexington Components, Inc. ("LCI"), due January 31, 2000, in the original principal amount of ONE MILLION THREE HUNDRED SEVENTY THOUSAND FIFTEEN AND 65/100 DOLLARS ($1,370,015.65) and that portion of the secured term loans payable by LCI or LPC to Congress Financial Corporation, The CIT Group/Equipment Financing, Inc., or Lender that is not scheduled to be repaid within one year after the date of the financial statements with respect to which the calculation of the Cash Flow Coverage Ratio is being made but nevertheless is classified as a current liability solely because of defaults on Indebtedness other than
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                  Indebtedness payable to Lender; provided, however, that for the purposes of this calculation the Borrowers' results of operations for any four fiscal quarters shall exclude any write-down or write-off of assets (whether tangible or intangible) of any manufacturing facility or business unit of the Borrowers which is recorded by Borrowers as a result of the restructuring, relocation, shutdown or sale of such manufacturing facility or business unit or as a result of compliance with Financial Accounting Standard No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of.

                  3. Except as specifically amended herein, the Agreement remains in effect in accordance with its terms.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first written above.


                                  Bank One, NA


                                  By: /s/ Rudolf G. Bentlage
                                      -------------------------------

                                  Title:  Vice President
                                         ----------------------------

                                  LEXINGTON PRECISION CORPORATION


                                  By: /s/ Dennis J. Welhouse
                                      -------------------------------
                                          Dennis J. Welhouse
                                          Senior Vice President and
                                          Chief Financial Officer


                                  LEXINGTON COMPONENTS, INC.


                                  By: /s/ Dennis J. Welhouse
                                      -------------------------------
                                          Dennis J. Welhouse
                                          Senior Vice President and
                                          Chief Financial Officer